                                                                   Exhibit 10.46

             FIRST AMENDMENT TO GUARANTY OF PAYMENT AND PERFORMANCE

          THIS FIRST AMENDMENT TO GUARANTY OF PAYMENT AND PERFORMANCE (this "AMENDMENT"), dated effective as of August 15, 2005, between CASTLE BRANDS, INC., a Delaware corporation, with its principal place of business located at 570 Lexington Avenue, 29th Floor, New York, NY 10022 ("GUARANTOR") and JPMORGAN CHASE BANK, a New York corporation,, having an address at 700 Lavaca, 2nd Floor, Austin, TX 78701 (together with its successors and assigns, "TRUSTEE").

                                   WITNESSETH:

          WHEREAS, Castle Brands [USA] Corp. ("CB-US") and the Trustee, joined by the Collateral Agent, have heretofore entered into a Trust Indenture dated as June 1, 2004 (the "ORIGINAL INDENTURE") authorizing the issuance of up to Five Million Dollars ($5,000,000) of the Issuer's 8% Senior Secured Notes, Series 2004, due May 31, 2007 (the "ORIGINAL NOTES");

          WHEREAS, CB-US has heretofore issued Four Million Six Hundred Sixty Thousand Dollars ($4,660,000) of Original Notes;

          WHEREAS, CB-US desires to amend the terms of the Original Notes (i) to extend the maturity date from May 31, 2007 to May 31, 2009, and (ii) to increase the interest rate payable on the Original Notes from eight percent (8%) to nine percent (9%) (hereinafter referred to as the "AMENDED NOTES");

          WHEREAS, CB-US desires to amend the terms of the Original Indenture
(i) to authorize a maximum of Ten Million Dollars ($10,000,000) of Amended Notes to be issued thereunder (inclusive of the $4,660,000 of outstanding Original Notes being amended hereby) and (ii) to amend and restate the Original Indenture to conform to the terms of the Amended Notes;

          WHEREAS, CB-US's obligations under the Original Notes are secured by, among other things, a Guaranty of Payment and Performance executed by Guarantor and CB-US and dated as of June 1, 2004 (as may be further amended, supplemented, modified, restated, renewed or extended from time to time, the "GUARANTY") in favor of Trustee;

          WHEREAS, Guarantor and Trustee desire to make certain modifications to the Guaranty in connection with the issuance of the Amended Notes; and

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby covenant, agree, represent and warrant that the Guaranty is hereby amended as follows:

          1. AMENDMENT: The definition of "OBLIGATIONS" contained in Section 2.1(A) of the Guaranty is hereby deleted in its entirety and replaced with the following:

          "Obligations" shall mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing by CB-US under the Trust Indenture, as amended, or any Affiliate of Trustee of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Secured Notes Documents, the Amended Notes, or under any agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now due or hereafter arising and however acquired, including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, reasonable attorneys' fees and expenses, and any other sum chargeable to CB-US under the Secured Notes Documents or the Trust Indenture, as amended, or any other agreement with the Trustee.

          2. NO OTHER AMENDMENTS. Except as expressly amended hereby, the Guaranty shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof.

          3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

          4. DEFINITIONS. All references herein or in the Secured Notes Documents to the Guaranty shall be deemed to include the Guaranty, as modified by this Amendment. Terms used but not otherwise defined herein shall have the meaning set forth in the Guaranty.

          5. SUCCESSORS AND ASSIGNS. The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns.

          6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        GUARANTOR:

                                        CASTLE BRANDS INC., a Delaware
                                        corporation


                                        By: /s/ Mark E. Andrews
                                            ------------------------------------
                                        Name: Mark E. Andrews
                                        Title: Chairman & CEO

                                            TRUSTEE:

                                            JPMORGAN CHASE BANK., a New York
                                            corporation


                                            By: /s/ Carol Logan
                                                --------------------------------
                                            Name: Carol Logan
                                            Title: Vice President